UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

OP BANCORP

(Exact name of registrant as specified in its charter)

California	000-38437	81-3114676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilshire Suite 500, Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 892-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	OPBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 23, 2024, OP Bancorp (the “Company”), the holding company for Open Bank (the “Bank”) issued a press release announcing certain matters relating to the planned retirement of its Chairman of the Board, Brian Choi; the expected retirement of its President and Chief Executive Officer, Min Kim, and Ms. Kim’s succession to Mr. Choi as Chair of the Board; and the selection of current Chief Credit Officer Sang Oh to succeed Ms. Kim as President and Chief Executive Officer. These retirements and the related succession plans are expected to begin at the date of the Company’s 2025 Annual Meeting of Shareholders and will be concluded not later than June 30, 2025. In connection therewith, Mr. Choi will not stand for reelection to the Board of Directors, and Mr. Oh will be nominated to fill the vacancy created by Mr. Choi’s retirement. A copy of the press release describing these events and providing additional information is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated August 23, 2024, of OP Bancorp

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024

OP Bancorp

By:	/s/ Christine Oh
Christine Oh
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)